UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2024

Markforged Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-39453	92-3037714
(Commission File Number)	(I.R.S. Employer Identification No.)

60 Tower Road Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Common Stock, $0.0001 par value per share	MKFG	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, $0.0001 par value	MKFG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 11, 2024, the jury in a patent infringement case in the United States District Court of the District of Delaware returned a verdict against MarkForged, Inc., a wholly-owned subsidiary of Markforged Holding Corporation (together with MarkForged, Inc., “we,” “our” or “us”) in the amount of $17.34 million. As previously disclosed, in July 2021, Continuous Composites Inc. (“Continuous Composites”), a company based out of Idaho, filed a patent-infringement lawsuit against us. The jury found one of the two patent claims Continuous Composites asserted at trial against us to be invalid and not infringed. However, the jury found that we had infringed the other patent claim and awarded monetary damages. While we cannot predict what additional action Continuous Composites may take, it is possible that they may seek additional relief through post-trial motions for royalty payments on future revenue, which could materially impact our business and operations. We strongly disagree with this verdict and intend to seek to overturn the verdict in post-trial motions with the District Court. We are exploring all available options, including seeking to overturn the verdict and any resulting judgment through the appeals process.

While we are currently assessing the verdict’s impact on our business, given our strong balance sheet, effective cost controls and new, innovative product line, we remain focused and excited about the future of the company and our ability to continue to drive the adoption of additive manufacturing on the factory floor.

On April 12, 2024, the Company issued a press release announcing the verdict. A copy of the press release is furnished as Exhibit 99.1.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectations concerning any impact to our business, balance sheet and cost structure; any potential post-trial motions and appeal; our disagreement with the verdict; and our intention to challenge the judgment. The forward-looking statements contained in this report are subject to risks and uncertainties, which may cause the actual outcomes or results to vary from those indicated by the forward-looking statements. These risks and uncertainties include any adverse outcomes of any motions or appeals against us, and other risks and uncertainties, including those more fully described in our latest Annual Report on Form 10-K for the year ended December 31, 2023, and other factors detailed from time to time in our filings with the SEC. We undertake no obligation to revise or update publicly any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the registrant on April 12, 2024, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKFORGED HOLDING CORPORATION

Date: April 12, 2024	By:	/s/ Assaf Zipori
Assaf Zipori
Chief Financial Officer